Exhibit 21

                           SUBSIDIARIES OF REGISTRANT



                                                           OTHER NAMES
                                    JURISDICTION OF        UNDER WHICH
                                   INCORPORATION OR        SUBSIDIARY
NAME (AND % OWNED)                    ORGANIZATION        DOES BUSINESS

------------------------------   ------------------       -------------

Capco Resource Corporation       Delaware                  None
 (100% owned)

Capco Resources, Ltd.            Alberta, Canada           None
 (87.5% owned)

Capco Asset Management, Inc.     Nevada                    None
 (100% owned)